REINSURANCE AGREEMENT
EFFECTIVE
MAY 1, 2000
BETWEEN
CONTINENTAL ASSURANCE COMPANY
AND
FORTIS BENEFITS
INSURANCE COMPANY

G-133340-A

GUARANTEED MINIMUM DEATH BENEFIT
REINSURANCE AGREEMENT

CEDING COMPANY:	FORTIS BENEFITS INSURANCE COMPANY
(hereinafter referred to as the “Ceding Company”)

REINSURER:	CONTINENTAL ASSURANCE COMPANY OF CHICAGO, ILLINOIS
(hereinafter referred to as “Continental”)

EFFECTIVE DATE:	May 1, 2000

Commencing on the effective date, the Ceding Company will submit and Continental agrees to accept, the Ceding Company’s Guaranteed Minimum Death Benefit (GMDB) risks as defined in Schedule B, the Accepted Coverage Schedule, subject to the provisions of this agreement.

TABLE OF CONTENTS

ARTICLES	TITLE	PAGE

1	Automatic reinsurance	3
II	Reinsurance premiums and reporting	3
III	Errors and omissions	5
IV	Forms	5
V	Claims	5
VI	Recapture	7
VII	Inspection of records	7
VIII	Confidentiality	8
IX	Insolvency	8
X	Termination charge	9
XI	Parties to the agreement	10
XII	Duration of agreement	10
XIII	Arbitration	10
XIV	Currency	11
XV	Choice of law and forum	11
XVI	Dac tax	11
XVII	Premium tax	12
XVIII	Entire contract	12

	SCHEDULES
A	Automatic Acceptance Limits	15
B	Accepted Coverage	20
C	Premium Rates	21
D	Reporting Format	23
E	Sub-Accounts	24

ARTICLE I
AUTOMATIC REINSURANCE

1.             Beginning with the effective date of this agreement, the Ceding Company will cede and Continental will accept, subject to the limits and conditions set forth in this Agreement and the Schedules attached thereto, reinsurance of the GMDB attached to the Variable Annuity Contracts issued by the Ceding Company on the contract forms listed in Schedule B. The GMDB reinsurance benefit is as described in the rider shown in Schedule A.

2.               This agreement covers only the Ceding Company’s liability on claims under Variable Annuity Contracts forms that Continental has reviewed prior to issuance. Approved GMDB forms, Variable Annuity Contracts and Annuity Contract Forms are listed in Schedule B.

3.               If the Ceding Company intends to cede to Continental liability with respect to a new annuity contract form, or a revised version of an annuity contract where such revision effects the GMDB, it must provide Continental written notice of such intention together with a copy of the proposed annuity contract, or revision. Continental must approve all such additions/revisions in writing.

4.              The Ceding Company will follow its existing published limits and rules relating to GMDB in effect as of May 1, 2000. Continental shall have no liability pursuant to revised limits and rules unless the Ceding Company provides written notice to Continental of such changes and Continental provides written notice to the Ceding Company that such revised limits and rules are acceptable.

ARTICLE II
REINSURANCE PREMIUMS AND REPORTING

1.               REINSURANCE PREMIUMS

[redacted]

2.               REINSURANCE REPORTING

A.          Within thirty (30) days from the close of the calendar month, the Ceding Company will forward to Continental a statement or electronic medium reflecting the premiums due including any adjustments from the prior month. The Ceding Company will also remit a check for the balance due or will submit a request for payment of any net amount due from Continental. No interest is payable on amounts paid within thirty (30) days.

B.            If the amounts described in this Article cannot be determined by said due dates on an exact basis, such payments will be made with a generally agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

3.               UNPAID PREMIUMS

A.          If any reinsurance premium is not paid within sixty (60) days of the due date, Continental may terminate the reinsurance on unpaid policies by giving the Ceding Company sixty (60) days written notice. The Ceding Company will be liable for the payment of reinsurance premiums to the effective date of termination. Failure by Continental to exercise its right under this paragraph in any specific situation will not be a waiver of Continental’s right to do so at a later date.

B.           Continental will reinstate the reinsurance at any time within sixty (60) days following such termination if the Ceding Company makes payment, with interest, of all reinsurance premiums due and payable up to the date of reinstatement and provides full disclosure of all claims for which it has received notice between dates of termination and reinstatement. Continental will be liable for reinsurance on only those claims incurred by the Ceding Company between the dates of termination and reinstatement if the Ceding Company disclosed at the time it requested reinstatement of such policies all claims for which it has received notice. All such claims will be subject to the claims provisions specified in Article V.

C.            Balances remaining unpaid by either party for more than thirty (30) days from the date due will incur interest retroactive from the due date of the balance to the date of actual payment. Interest amounts will be calculated using the 7 year Constant Maturity Treasury rate reported for the last working day of that calendar month as reported in the Federal Reserve H15 Report.

4.               OFFSET

Continental and the Ceding Company may exercise at any time the right to offset any undisputed debits or credits, liquidated or unliquidated, whether on account of premiums or on account of losses or otherwise, due from either party to the other under this agreement. The right of offset shall not be affected or diminished because of insolvency or either parry to this Agreement.

5.               RESERVE AND VALUATION INFORMATION

The reserve held by Continental for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the required statutory reserve in the state of domicile of the Ceding Company or such other state in which it conducts business.

6.               SELF ADMINISTERED REPORTING REQUIREMENTS

The Ceding Company will not change its existing self administered reporting practices in effect on or after the effective date, unless the Ceding Company notifies Continental in writing and Continental approves of such changes. Continental reserves the right to terminate all reinsurance, both inforce and new business, if the reporting practices of the Ceding Company deteriorate to the point that Continental cannot properly administer the risks reinsured under this agreement; provided that Continental has given the Ceding-Company written notice of the inadequacies of the reporting practices and ninety (90) days to correct the reporting deficiencies.

ARTICLE III
ERRORS AND OMISSIONS

This Agreement will not be abrogated by the failure of either the Ceding Company or Continental to comply with any of the terms of this Agreement if it is shown that said failure was unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Ceding Company or Continental. Both parties will be returned to the position they would have occupied had no such oversight, misunderstanding or clerical error occurred. This provision will cease five years after the termination of the last contract known to be reinsured under this agreement.

ARTICLE IV
FORMS

The Ceding Company will furnish Continental with any specimen copies of its applications, forms, and any tables of rates and values which may be required for the proper administration of the business reinsured under this agreement, and will keep Continental informed with proper documentation as to any modifications or new forms under which would be required for the proper administration of reinsurance under this agreement.

ARTICLE V
CLAIMS

1.               The Ceding Company is solely responsible for payment of its claims under the underlying Annuity Contracts identified in Schedule B.

2.               The Ceding Company will determine the Guaranteed Minimum Death Benefit for each deceased annuitant. Continental’s share of the death benefit equals the GMDB minus the account value times the quota share percentage [redacted]) as of the date that proof of death is received.

3.               Claims are self administered.

4.               The amount payable or paid on such claim, will be furnished to Continental when the claim payment is reported to Continental.

5.               Continental will be liable to the Ceding Company for the benefits reinsured hereunder to the same extent as the Ceding Company is liable to the policyowner for such benefits, and all reinsurance will be subject to the terms and conditions of the contract under which the Ceding Company will be liable.

6.               Continental will pay its share in a lump sum to the Ceding Company without regard to the form of claim settlement of the Ceding Company.

7.               Continental agrees to pay to the Ceding Company a proportionate share of any interest paid out to the claimant by the Ceding Company. Continental’s liability to pay interest will be discharged on the date that Continental issues payment to the Ceding Company.

8.               Continental reserves the right to offset any claim payments in accordance with Article II - 4.

9.               Claims remaining unpaid by Continental for more than thirty (30) days after the receipt of final papers will incur interest calculated from that date using the 7 year Constant Maturity Treasury Rate as reported for the last working date of that month in the Federal Reserve H15 Report.

10.         The Ceding Company will promptly notify Continental of its intention to contest benefits reinsured under this agreement or to assert defenses to a claim for such benefits. If Continental agrees to participate in the contest or assertion of defenses and the Ceding Company’s contest of such benefits results in the reduction of its liability, Continental will share in such reduction in proportion to Continental’s liability. If Continental declines to participate in the contest or assertion of defenses, Continental will discharge all of its liability by payment of the full amount of the reinsurance to the Ceding Company determined as if the Ceding Company had paid the original claim for such benefits.

11.         If Continental has agreed to participate in the contest or assertion of defense, Continental will pay its share of the unusual expenses of the contest in addition to its share of the claim itself. Routine expenses incurred in the normal settlement of uncontested claims, including interpleader cases, and the salary of an officer or employee of the Ceding Company, are excluded from this provision.

12.         If Continental participates in the contest, in no event will Continental participate in punitive or compensatory damages, which are awarded against the Ceding Company as a result of an act, omission or course of conduct committed solely by the Ceding Company in connection with the benefits reinsured under this Agreement. Continental will, however, pay its share of statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if Continental elected to join in the contest of the coverage in question. The parties recognize that circumstances may arise in which equity would require Continental, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which Continental was an active party and directed, consented to, or ratified the act, omission, or course of conduct of the Ceding Company which ultimately results in the assessment of punitive and/or compensatory damages. In such situations, the Ceding Company and

Continental would share such damages so assessed in equitable proportions. Routine expenses incurred in the normal settlement of uncontested claims, in the submission of interpleaders and the salary of an officer or employee of the Ceding Company are excluded from this provision.

13.         For purposes of this provision, the following definitions will apply:

14.         “Punitive Damages” are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute;

15.         “Statutory Penalties” are those amounts which are awarded as a penalty, but fixed in amount by statute;

16.         “Compensatory Damages” are those amounts awarded to compensate for the actual damages sustained, and are not awarded as penalty, nor fixed in amount by statute.

ARTICLE VI
RECAPTURE PRIVILEGE

If Continental elects to increase the reinsurance premiums on all inforce policies, the Ceding company will have the right to recapture, without penalty, all policies affected by the rate increase. Otherwise, recapture in not available.

ARTICLE VII
INSPECTION OF RECORDS

Continental will have the right, at any reasonable time, to inspect, at the office of the Ceding Company, all books, records and documents relating to the reinsurance under this Agreement.

ARTICLE VIII
CONFIDENTIALITY

Continental and the Ceding Company may come into the possession or knowledge of Confidential information of either party in fulfilling their obligations under this agreement. Continental and the Ceding Company agree to hold such information in confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by its employees or third parties of any kind, except by advance written authorization by an officer of Continental or the Ceding Company; provided however, that Continental and the Ceding Company will be deemed to have satisfied their obligations as to the Confidential Information by protecting its confidentiality in the same manner that they would protect their own proprietary or confidential information of like kind which will be at least a reasonable manner or, if it is determined that such disclosure is necessary in order to avoid a violation or potential violation of legal obligations in accordance with the following:

1.    If Continental or the Ceding Company, their employees, directors or advisers are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose Confidential Information, it will promptly notify the other party in writing. The party notified will promptly determine whether to contest such attempted discovery by legal means or to waive compliance by the notifying party with the terms of this Agreement. If, in the opinion of its counsel, Continental or the Ceding Company is subject to contempt, sanction or other penalty for failure to disclose the requested Confidential Information, it may, without violating the terms of this Agreement, disclose only that portion of the Confidential Information that counsel advises is legally required to be disclosed, provided that it exercises all reasonable efforts to preserve the confidentiality of such information, including, without limitation, by cooperating with Continental or the Ceding Company in obtaining a protective order or other reliable assurance that the Confidential Information will be protected from redisclosure, provided, however, that all expenses of such efforts (other than allocated costs of home office employees at such location) shall be borne by the party whose confidential information is sought to be disclosed.

2.    Confidential Information means any and all information acquired by Continental or the Ceding Company prior or subsequent to the execution of this Agreement with the exception of the following:

·      Information readily available in the public domain; or
·      Information acquired from sources other than the other party.

ARTICLE IX
INSOLVENCY

1.    In the event of insolvency of either the Ceding Company or Continental, any debits or credits due the other party, whether matured or unmatured, under this agreement or any other agreement, which exists on the date of the entry of a receivership or liquidation order, shall be deemed mutual debits or credits as the case may be and shall be offset and only the balance shall be allowed or paid.

2.    In the event of insolvency of the Ceding Company, Continental’s liability for claims will continue to be in accordance with the terms of the agreement. Payment of reinsurance claims less any reinsurance premiums due Continental will be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

3.     In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor will give Continental written notice of any pending claim and Continental may, at its own expense, investigate the claim and interpose any defense which it deems appropriate to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense by Continental, an equitable share of the expenses incurred by the Continental will be chargeable to the Ceding Company as part of the expense of liquidation.

4.     The Continental’s liability will not increase as a result of the insolvency of the Ceding Company.

5.     In the event of the insolvency of Continental as determined by the Illinois Department of Insurance, the liability of Continental shall not terminate but shall continue with respect to the reinsurance ceded to Continental by the ceding company prior to the date of such insolvency, and the Ceding Company shall have a security interest in any and all sums held by or under deposit in the name of Continental.

6.     If the event in paragraph 5 above occurs, Continental shall have the right within sixty (60) days notice period to transfer all new and existing reinsurance ceded and all rights and obligations under this Agreement to another reinsurer, subject to approval of the reinsurer by the Ceding Company, and upon terms and conditions acceptable to the Ceding Company. The Ceding Company shall not withhold its approval unreasonably and it is understood that the terms and conditions of this Agreement shall be acceptable to the Ceding Company for purposes of such transfer. In the event that Continental is unable to effect such transfer, upon expiration of the applicable notice period all new and existing reinsurance ceded under this Agreement shall terminate and be recaptured by the Ceding Company.

ARTICLE X
TERMINATION CHARGE

If Continental exercises its rights to terminate all new and existing inforce reinsurance as stipulated in Article II-3 an appropriate charge will be determined by, and paid to, Continental. Such termination charge will be equal to one prior year’s premium measured from the date of termination.

ARTICLE XI
PARTIES TO THE AGREEMENT

This is an Agreement for indemnity reinsurance solely between the Ceding Company and Continental. The acceptance of reinsurance hereunder will not create any right or legal relation whatsoever between Continental and any annuitant, policyowner or any beneficiary under any contracts of the Ceding Company which may be reinsured hereunder.

ARTICLE XII
DURATION OF AGREEMENT

1.    This Agreement will be effective on and after the Effective Date stated on the cover page. Other than for nonpayment of reinsurance premiums and/or failure to comply with reporting requirements, the Agreement is unlimited in duration but may be amended by mutual consent of the Ceding Company and Continental.

2.     This Agreement may be terminated as to new reinsurance by either party’s giving one hundred and eighty (180) days written notice to the other, effective one year after date of this agreement.

ARTICLE XIII
ARBITRATION

1.     It is the intention of Continental and the Ceding Company that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If Continental or the Ceding Company cannot mutually resolve a dispute, which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration.

2.     Disagreements between Continental and the Ceding Company will be submitted to three arbitrators who must be current or former officers of other life insurance companies or life reinsurance companies. Within sixty (60) days of the date of notice of the intent to submit the dispute to arbitration, Continental and the Ceding Company will each appoint one arbitrator and the third will be selected by these two arbitrators. If agreement cannot be reached on the selection of the third arbitrator, each arbitrator will nominate three (3) candidates within ten (10) days thereafter, two of whom the other will decline, and the decision will be made by drawing lots.

3.     The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

4.     The arbitration hearing will be held on the date fixed by the arbitrators. In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearings, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators will issue a written decision. In their decision, the arbitrators will apportion the costs of arbitration, which will include but not be limited to their own fees and expenses, as they deem appropriate.

ARTICLE XIV
CURRENCY

All currency will be payable in United States dollars.

ARTICLE XV
CHOICE OF LAW AND FORUM

Illinois law will govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing will take place in Chicago, Illinois, and the Uniform Arbitration Act will control except as provided in Article XIII.

ARTICLE XVI
DAC TAX ELECTION STATEMENT

1.     The Ceding Company and Continental hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective for 1992 and all subsequent taxable years for which this agreement remains in effect.

2.     The term “party” will refer to either the Ceding Company or Continental as appropriate.

3.     The terms used in this article are defined by reference to Regulation 1.848-2 in effect December 1992.

4.     The party with net positive consideration for this agreement for each taxable year will capitalize specified IRS policy acquisition expenses with respect to this agreement without regard to the general deductions limitation of Section 848(c)(1).

5.     Both parties agree to exchange information pertaining to the amount of net consideration under this agreement each year to ensure consistency or as otherwise required by the internal Revenue Service.

6.     Continental will submit a schedule to the Ceding Company by February 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement stating that Continental will report such net consideration in its tax return for the preceding calendar year.

7.     The Ceding Company may contest such calculation by providing an alternative calculation to Continental within 30 days of the Ceding Company’s receipt of Continental’s calculation. If the Ceding Company does not so notify Continental, Continental will report the net consideration as determined by Continental in Continental’s tax return for the previous calendar year.

8.     If the Ceding Company contests Continental’s calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Ceding Company submits its alternative calculation. If the Ceding Company and Continental reach agreement on an amount of the net consideration, each party will report such amount in their respective tax returns for the previous calendar year.

ARTICLE XVII
PREMIUM TAX

Continental will not be responsible for any taxes incurred now or in the future, directly or indirectly, by the Ceding Company or its affiliated companies.

ARTICLE XVIII
ENTIRE CONTRACT

1.    This agreement will constitute the entire agreement between the parties with respect to the business being reinsured thereunder and there are no understandings between the parties other than in the agreement.

2.     Any changes or modifications to the agreement will be null and void unless made by amendment to the agreement and signed by both parties.

Signed for Continental:	Continental Assurance Company of Chicago, Illinois

By:

Date of Signatures:

Signed for the Ceding Company:

By:
Title:

Date of Signatures:

SCHEDULES

SCHEDULE A	AUTOMATIC ACCEPTANCE LIMITS

SCHEDULE B	ACCEPTED COVERAGES

SCHEDULE C	PREMIUM RATES

SCHEDULE D	REPORTING FORMAT

SUB-ACCOUNTS

SCHEDULE A

AUTOMATIC ACCEPTANCE LIMITS

GUARANTEED MINIMUM DEATH BENEFITS (GMDB)

The GMDB reinsured hereunder is provided on all new “Empower”, “Opportunity Plus”, “Masters Plus” and Wells Fargo Passage variable annuity contracts. The GMDB reinsured under the terms of this Agreement is described in the policy forms. Such forms are listed in Schedule B of this agreement. Continental will reinsure [redacted] of all new deferred variable annuity contracts until the exhaustion of the capacity.

EmPower Variable Annuity:

Guaranteed minimum death benefit (GMDB) during the accumulation period will be the greatest of:

1)     The sum of all purchase payments made less a pro rata adjustment for each partial withdrawal and;

2)     The contract value determined as of the date that the company receives proof of death and;

3)     The highest anniversary value on each of the contract’s Five (5) year Anniversary prior to the earlier of; (i) the decedent’s death, or (ii) the contract owner’s attainment of age 75th.

An Anniversary Value is equal to:

a)     the contract value on the anniversary, plus

b)    any purchase payments made since the anniversary, reduced by

c)     pro rata adjustment for any withdrawals made since the anniversary.

Opportunity Plus Variable Annuity:

The guaranteed minimum death benefit (GMDB) during the accumulation period will be the greatest of:

1)     The contract value determined as of the date that the company receives proof of death and;

2)     The sum of all purchase payments made, reduced by pro rata adjustments for each withdrawal, and;

3)     The highest Anniversary Value on each the contract’s anniversaries prior to the earlier of; (i) the decedent’s death, or (ii) the contract owner’s attainment of age 75.

An Anniversary Value is equal to:

a)    the contract value on the anniversary, plus

b)    any purchase payments made since the anniversary, reduced by

c)     pro rata adjustment for any withdrawals made since the anniversary

Masters Plus Variable Annuity:

The guaranteed minimum death benefit (GMDB) during the accumulation period will be the greatest of:

1)    The contract value determined as of the date that the company receives proof of death and;

2)    The highest Anniversary Value on each of the contract’s anniversaries prior to the earlier of; (i) the decedent’s death, or (ii) the owner’s attainment of age 75.

An Anniversary Value is equal to:

a)     the contract value on the anniversary, plus

b)    any purchase payments made since the anniversary, reduced by

c)     pro rata adjustment for any withdrawals made since the anniversary

3)    If the decedent dies prior to the date the owner reaches age 75, the amount of the death benefit is the lesser of (a) and (b), as follows:

a)     The sum of:

(i)            the accumulation (without interest) of purchase payments, reduced by pro rate adjustments for any withdrawals; plus

(ii)           an amount equal to the interest on such net accumulation value, as it is adusted for each applicable purchase payment and pro rata adjustment, at an effective annual rate of 5.0%.

or

b)    200% of (a)(i).

The resulting amount (the lesser of (a) and (b) will be referred to as the “Roll-Up Amount.”

If the decedent dies on or after the date the owner reaches age 75, the amount of the death benefit is equal to:

a)    the “Roll-Up Amount” as of the date the owner reaches age 75; plus

b)    the accumulation (without interest) of purchase payments made on or after the date the owner reaches age 75; reduced by

c)    pro rata adjustments for any withdrawals made on or after the date the owner reaches age 75

Wells Fargo Variable Annuity:

The guaranteed minimum death benefit (GMDB) during the accumulation period will be the greatest of:

1)    The sum of all purchase payments made, less all prior surrenders (other than any automatic surrenders made to pay the annual administrative charge) and previously-imposed surrender charges,

2)     The contract value determined as of the date that the company receives proof of death and;

3)     The contract value (less the amount of any subsequent surrenders and surrender charges) as of the contract’s Five Year Anniversary immediately preceding the earlier of (a) the date of death of either the contract owner or the Annuitant, or (b) the date either first reaches his or her 75th birthday.

4)     The highest Anniversary Value on each of the contract’s anniversaries prior to the earlier of; (i) the decedent’s death, or (ii) the owner’s attainment of age 75.

An Anniversary Value is equal to:

a)     the contract value on the anniversary, plus

b)    any purchase payments made since the anniversary, reduced by

c)     pro rata adjustment for any withdrawals made since the anniversary

5)     If the decedent dies prior to the date the owner reaches age 75, the amount of the death benefit is the lesser of (a) and (b), as follows:

a)     The sum of:

(i)            the accumulation (without interest) of purchase payments, reduced by pro rate adjustments for any withdrawals; plus

(ii)           an amount equal to the interest on such net accumulation value, as it is adusted for each applicable purchase payment and pro rata adjustment, at an effective annual rate of 5.0%.

or

b) 200% of (a)(i).

The resulting amount (the lesser of (a) and (b) will be referred to as the “Roll-Up Amount.”

If the decedent dies on or after the date the owner reaches age 75, the amount of the death benefit is equal to:

a)     the “Roll-Up Amount” as of the date the owner readies age 75; plus

b)    the accumulation (without interest) of purchase payments made on or after the date the owner reaches age 75; reduced by

c)     pro rata adjustments for any withdrawals made on or after the date the owner reaches age 75

For all four (4) of Fortis Benefits variable annuity products, Continental will reinsure the excess of above defined minimum death benefit over the account value.

In the event of lapse or other policy termination, prior to the annuitant’s death, no benefit will be payable under this coverage.

If GMDB rider forms differ from the above description because of state or jurisdiction variations, the rider forms will be taken as the correct definition of the GMDB.

CAPACITY

[redacted]

SCHEDULE B

ACCEPTED COVERAGES

Annuity accounts allocated to the variable annuity policy forms shown below as governed by the application in effect on May 1, 2000.

The following flexible premium variable annuity policy forms are included in this agreement:

Individual Contracts:

Contract IMVANSC-98	Fortis Empower Variable Annuity
Contract Opp98	Fortis Opportunity Plus Variable Annuity
Contract IMASTERS + -98	Fortis Masters Plus Variable Annuity
Contract 56331	Fortis Wells Fargo Passage Variable Annuity

Group Contracts:

Contract GCVANSC-98	Fortis EmPower Variable Annuity
Contract GCMASTERS + -98	Fortis Masters Plus Variable Annuity

And such other jurisdiction specific versions as may be required by the jurisdictions in which the company conducts business.

SCHEDULE C

PREMIUM RATE SCHEDULE

The Adjusted Aggregate Contract Value is the sum of the Contract Values in all of the Ceding Company’s variable annuities contracts subject to this Agreement minus Contract Values attributable to amounts in excess of the maximum purchase amounts as described in Article II-1.

The premium is a flat basis point charge applied to Account Value.

Issue Ages	Cost of Reinsurance

Empower Variable Annuity:

0 – 90 (Inclusive)	[redacted]

Opportunity Plus Variable Annuity:

0 – 90 (Inclusive)	[redacted]

Masters Plus Variable Annuity:

0 – 90 (Inclusive)	[redacted]

The premium is a flat basis point charge applied to Contract Value.

Issue Ages	Cost of Reinsurance

Wells Fargo Passage Variable Annuity:

0 – 90 (Inclusive)	[redacted]

The Average Monthly Aggregate Contract Value is defined as the beginning of month Adjusted Aggregate Contract Value plus the end of month Adjusted Aggregate Contract Value, divided by two

The premium rate is guaranteed for one year from the effective date of the reinsurance agreement, with the following caveat. If the benefits or charges to the policyholder are changed (including contract changes, M&E charges, and administrative fees), Continental reserves the right to adjust the premium rates. Fund management fees are allowed to fluctuate.

Subject to a ninety (90) written notice, Continental reserves the right to change the premium rates for both inforce and new business on any reinsurance anniversary date. For inforce business, the rates will not be increased about 1.5 times the initial rates.

SCHEDULE D

MONTHLY REPORTING FORMAT

Within 30 days after the end of each calendar month, the Ceding Company will furnish Continental an electronic and summarized paper report for the reinsurance account, valued as of the last day of that month. The report will indicate for all inforce annuitants the following information:

Field #	Field Name	Description
1	Report Date	Report date is the last day of the reporting month (mm/dd/yyyy)
2	Direct Writing Company	Name of your company
3	Policy Number	Policy or contract number
4	Policyholder	Name of the policyholder (last name MI first name)
5	Current Age	Age of the policyholder as of the report date
6	Issue Date	Date of the policy issued (mm/dd/yyyy)
7	Sex	Gender of the policyholder (M or F)
8	Plan Code	Zxxx - Empower Variable Annuity
Zxxx - Opportunity Plus Variable Annuity
Zxxx - Masters Plus Variable Annuity
Zxxx - Wells Fargo Variable Annuity
9	Date of Last Ratchet	Last ratchet date (mm/dd/yyyy)
10	Current Ratchet Value	Ratchet value as of the report date ($xx.xx)
11	Current Guaranteed Minimum Death Benefit	GMDB as of the report dale ($xx.xx)
12	Current Total Account Value	Total account value as of the report date ($xx.xx)
13	Current Account Value by Fund	Account value by individual fund as of the report date. The sum of Field 13 should equal Field 12. ($xx.xx)
14	Total Death Benefits Paid	Total death benefits paid for this reporting month ($xx.xx)
15	Death Benefits Paid by CNA	Death benefits paid by CNA for this reporting month ($xx.xx)
16	Total Death Benefits Due and Unpaid	Total death benefits due and unpaid for this reporting month ($xx.xx)
17	Death Benefits Due and Unpaid by CNA	Death benefits due and unpaid by CNA for this reporting month ($xx.xx)
18	Current Premium	Premium paid in this reporting month ($xx.xx)
19	ITD Premium	Premium paid since inception ($xx.xx)
20	Current Withdrawal Amount	Total withdrawal amount in this reporting month ($xx.xx)
21	ITD Withdrawal Amount	Total withdrawal amount since inception ($xx.xx)

SCHEDULE E

ELIGIBLE PORTFOLIOS FOR ACCOUNT VALUES

1. Separate Account Sub-Accounts

Fortis Series Fund:
Aggressive Growth Small Cap Portfolio
Global Growth International Portfolio
Growth Mid Cap Portfolio
Value Large Cap Portfolio
Growth & Income Large Cap Portfolio
Asset Allocation Portfolio
High Yield Bond Portfolio
Diversified Income Bond Portfolio
US Government Securities Bond Portfolio
Lazard:
International Portfolio
Mecury:
Global International Bond Portfolio
Morgan Stanley:
Global Asset Allocation International Portfolio
Alliance:
Large Cap Growth Portfolio
T.Rowe Price:
Blue Chip Stock Portfolio
Berger:
Small Cap Value Portfolio
Dreyfus:
Mid Cap Stock Portfolio
S&P 500 Index Portfolio
Wells Fargo Variable Trust:
Corporate Bond Fund Portfolio
Small Cap Growth Fund Portfolio
Large Company Growth Fund Portfolio
Equity Income Fund Portfolio
Asset Allocation Fund Portfolio
Equity Value Fund Portfolio
Growth Fund Portfolio
International Equity Fund Portfolio
Scudder Fund:
International Fund Portfolio

MFS Variable Insurance Trust:
MFS Emerging Growth Series Portfolio
MFS High Income Series Portfolio
MFS Global Equity Portfolio
MFS Capital Opportunities Portfolio
MFS Investors Growth Portfolio
AIM Variable Insurance Trust:
AIM V.I. International Equity Fund Portfolio
AIM V.I. Value Fund Portfolio
AIM Blue Chip II Portfolio
AIM Multisector Income Fund Portfolio
Federated Series
American Leaders Portfolio

2.     General Account

Fortis Money Market
Fortis Fixed Account

GUARANTEED MINIMUM DEATH BENEFIT REINSURANCE

FORTIS BENEFITS INSURANCE COMPANY

LETTER OF ACCEPTANCE

Fortis Benefits Insurance Company (Fortis) agrees to accept the reinsurance arrangement offered by CNA Life Re. Upon execution of this agreement, all parties will be bound by its [ILLEGIBLE] and conditions until the agreement is replaced by a Reinsurance Treaty executed by both [ILLEGIBLE]. Upon execution of the Reinsurance Treaty, this agreement shall become null and void.

Fortis EmPower Variable Annuity

For new business written on Fortis’ EmPower Variable Annuity, CNA Life Re is able to [ILLEGIBLE] the guaranteed minimum death benefit (GMDB) at an annual rate of 12 basis points. This premium will be charged monthly at the monthly rate of 1.0000 basis point times the average monthly account value. The average monthly account value is defined as beginning of month account value plus end of month account value, divided by two.

The GMDB will be the greater of 1), 2), or 3) below:

1)     The contract value as of the date used for valuing the death benefit.

2)     The sum of all purchase payments made, reduced by pro rata adjustments for each withdrawal.

3)     The highest anniversary value of each of the contract’s five year anniversaries prior to the earlier of: (i) the decedent’s death, or (ii) the contract owner’s attainment of age 75.

An anniversary value is equal to:
(a)   the contract value on the anniversary, plus
(b)   any purchase payment made since the anniversary, reduced by
(c)   pro rata adjustments for any withdrawals made since the anniversary.

Fortis Opportunity Plus Variable Annuity

For new business written on Fortis’ Opportunity Plus Variable Annuity, CNA Life Re is able to reinsure the guaranteed minimum death benefit (GMDB) at an annual rate of 14 basis [ILLEGIBLE] This premium will be charged monthly at the monthly rate of 1.1667 basis points times [ILLEGIBLE] average monthly account value. The average monthly account value is defined as beginning month account value plus end of month amount value, divided by two.

The GMDB will be the greater of 1), 2), or 3) below:

1)    The contract value as of the date used for valuing the death benefit.

2)    The sum of all purchase payments made, reduced by pro rata adjustments to each withdrawal.

3)    The highest anniversary value of each of the contract’s anniversaries prior to the earlier of: (i) the decedent’s death, or (ii) the contract owner’s attainment of age 75.

An anniversary value is equal to:
(a)   the contract value on the anniversary, plus
(b)   any purchase payment made since the anniversary, reduced by
(c)   pro rata adjustments for any withdrawals made since the anniversary.

Fortis Masters Plus Variable Annuity

For new business written on Fortis’ Masters Plus Variable Annuity, CNA Life Re is able to reinsure the guaranteed minimum death benefit (GMDB) at an annual rate of 21 basis [ILLEGIBLE] This premium will be charged monthly at the monthly rate of 1.7500 basis points times [ILLEGIBLE] average monthly account value. The average monthly account value is defined as beginning month account value plus end of month account value, divided by two.

The GMDB will be the greater of 1), 2), or 3) below:

1)     The contract value as of the date used for valuing the death benefit.

2)     The highest anniversary value of each of the contract’s anniversaries prior to the earlier of: (i) the decedent’s death, or (ii) the contract owner’s attainment of age 75.

An anniversary value is equal to:
(a)   the contract value on the anniversary, plus
(b)   any purchase payment made since the anniversary, reduced by
(c)   pro rata adjustments for any withdrawals made since the anniversary.

3)     If the decedent dies prior to the date the owner reaches age 75, the amount of the death benefit is the lesser of (a) and (b), as follows:

(a)   the sum of:
(i)            the accumulation (without interest) of purchase payments, reduced by [ILLEGIBLE] rata adjustments for any withdrawals; plus
(ii)           an amount equal to interest on such net accumulation value, at [ILLEGIBLE] annual rate of 5.0%

(b)   200% of (a)(i).

The resulting amount (the lesser of (a) and (b)) is referred to as the roll-up [ILLEGIBLE].

If the decedent dies on or after the date the owner reaches age 75, the [ILLEGIBLE] of [ILLEGIBLE] death benefit is equal to:

(a)   the roll-up amount as of the date the owner reached age 75; plus
(b)   the accumulation (without interest) of purchase payments made on or after the date the owner reached age 75; reduced by
(c)   pro rata adjustments for any withdrawals made on or after the date the owner reached age 75.

Fortis Wells Fargo Passage Variable Annuity

For new business written on Fortis’ Wells Fargo Passage Variable Annuity, CNA Life [ILLEGIBLE] reinsure the guaranteed minimum death benefit (GMDB) at an annual rate of 24 basis [ILLEGIBLE] This premium will be charged monthly at the monthly rate of 2.0000 basis points times [ILLEGIBLE] average monthly account value. The average monthly account value is defined as [ILLEGIBLE] month account value plus end of month amount value, divided by two.

The GMDB will be the greater of 1), 2), 3), 4), or 5) below:

1)     The sum of all purchase payments made, less all prior withdrawals.

2)     The contract value as of the date used for valuing the death benefit.

3)     The contract value (less the amount of any subsequent withdrawals) as of the contract’s five year anniversary immediately preceding the earlier of: (i) the [ILLEGIBLE] of death of either the contract owner or the annuitant, or (ii) the date either first [ILLEGIBLE] his or her 75th birthday.

4)     The highest anniversary value of each of the contract’s anniversaries prior to the earlier of: (i) the decedent’s death, or (ii) the date either the owner or the [ILLEGIBLE] reaches his or her 75th birthday.

An anniversary value is equal to:
(a)   the contract value on the anniversary, plus
(b)   any purchase payment made since the anniversary, reduced by
(c)   pro rata adjustments for any withdrawals made since the anniversary.

5)     If the decedent dies prior to the date either the contract owner or annuitant [ILLEGIBLE] reaches his or her 75th birthday, the amount of the death benefit is the [ILLEGIBLE] (a) and (b), as follows:

(a)   the sum of:
(i)    the accumulation (without interest) of purchase payments, [ILLEGIBLE] rata adjustments for any withdrawals; plus
(ii)   an amount equal to interest on such net accumulation value, at [ILLEGIBLE] annual rate of 5.0%

(b)   200% of (a)(i).

The resulting amount (the lesser of (a) and (b)) is referred to as the roll-up amount.

If the decedent dies on or after the date either the contract owner or annuitant first reaches his or her 75th birthday, the amount of the death benefit is equal to:

(a)   the roll-up amount as of the date either the contract owner or annuitant first reaches his or her 75th birthday; plus
(b)   the accumulation (without interest) of purchase payments made on or after the date either the contract owner or annuitant first reaches his or her 75th birthday; reduced by
(c)   pro rata adjustments for any withdrawals made on or after the date either the contract owner or annuitant first reaches his or her 75th birthday.

Additional Provisions

Coverage under terms of this agreement will be the greater of zero or the GMDB less [ILLEGIBLE] value, payable as of the date that proof of death is received by Fortis. In the event of [ILLEGIBLE] other policy termination, no benefit is payable under this coverage.

CNA Life Re will reinsure 50% of all new business.

CNA Life Re provides capacity of $285 million of total deposits regardless of the split [ILLEGIBLE] products stated above. CNA Life Re reserves the right to revisit the capacity with [ILLEGIBLE] business when total deposits reach $285 million, or one year from the effective date of [ILLEGIBLE] reinsurance contract, whichever is sooner.

The above rates are guaranteed for one year from the effective date of the reinsurance [ILLEGIBLE] with the following caveat. If the benefits or charges to the policyholder are changed ([ILLEGIBLE] contract charges, mortality and expense risk charges, and administrative fees), CNA [ILLEGIBLE] reserves the right to adjust the premium rates. Fund fees are allowed to fluctuate.

Subject to a 90-day notice, CNA Life Re reserves the right to change the premium [ILLEGIBLE] inforce and new business on any reinsurance anniversary date. For inforce business, [ILLEGIBLE] will not be increased above 1.5 times the initial rates.

CNA Life Re reserves the right to accept the risk associated with more than $3.0 million [ILLEGIBLE] value per policy subject to individual consideration.

Recapture is not permitted unless the premium rate is increased.

All business will be administered by Fortis or designee thereof.

CNA Life Re requires a monthly seriatim report (see attached reporting requirements) [ILLEGIBLE] GMDB business. The first seriatim report shall be provided by Fortis by the end of July [ILLEGIBLE]

Reserves are to follow Actuarial Guideline 34 but not less than statutory required [ILLEGIBLE].

CNA Life Re will not be responsible for any taxes incurred now or in the future, directly [ILLEGIBLE] indirectly, by Fortis.

This agreement is subject to any required state approvals. Any such required approval [ILLEGIBLE] obtained by Fortis.

The effective date of the GMDB reinsurance is May 1, 2000.

Acceptance:

4/12/00

[ILLEGIBLE]	[ILLEGIBLE]
CNA LIFE RE	Fortis Benefits Insurance Company

ATTACHMENT

GMDB Monthly Reporting Requirements

Field #	Field Name	Description
1	Report Date	Report date is the last day of the reporting month [ILLEGIBLE]
2	Direct Writing Company	Name of your company
3	Policy Number	Policy or contract number
4	Policyholder	Name of the policyholder (last name_MI_first name) [ILLEGIBLE]
5	Current Age	Age of the policyholder as of the report date
6	Issue Date	Date of the policy issued (mm/dd/yyyy)
7	Sex	Gender of the policyholder (M or F)
8	Plan Code	To be determined by CNA.
9	Date of Last Reset, Ratchet, and Rollup	Last reset, ratchet, and rollup date (mm/dd/yyyy)
10	Current Reset, Ratchet, and Rollup Value	Reset, ratchet, and rollup value as of the report date [ILLEGIBLE]
11	Current Guaranteed Minimum Death Benefit	GMDB as of the report date ($xx.xx)
12	Current Total Account Value	Total account value as of the report date ($xx.xx)
13		Account value by individual fund as of the report [ILLEGIBLE] of Field 13 should equal to Field 12. ($xx.xx)
14	Current Premium	Premium paid in this reporting month ($xx.xx)
15	ITD Premium	Premium paid since inception ($xx.xx)
16	Current Withdrawal Amount	Total withdrawal amount in this reporting month [ILLEGIBLE]
17	ITD Withdrawal Amount	Total withdrawal amount since inception ($xx.xx)

04/04/00

Amendment #1

to the

Guaranteed Minimum Death Benefit Reinsurance Agreement

between

Hartford Life & Annuity Insurance Company
Simsbury, Connecticut
formerly
Fortis Benefits Insurance Company
(hereinafter called the Ceding Company)

and

Munich American Reassurance Company
Atlanta, Georgia
(hereinafter called MARC)
Treaty ID: 2697

Whereas the Ceding Company and MARC (collectively, the “Parties”) acknowledge that the fund changes detailed herein have been administered under the Agreement since September 29, 2008, but have not previously been memorialized in any formal amendment to the Agreement. The Parties now wish to execute this amendment replacing all prior agreements and understandings.

Schedule E is replaced in its entirety with the attached Schedule E to reflect the most current fund changes.

All other provisions of the Agreement not in conflict with the terms and conditions of this amendment shall continue to apply.

This amendment will be attached to and form a part of the Guaranteed Minimum Death Benefit Reinsurance Agreement effective May 1, 2000 between the Ceding Company and MARC.

1

In witness whereof, the said Hartford Life and Annuity Insurance Company and the said Munich American Reassurance Company, Atlanta, Georgia, have by their respective officers executed and delivered this addendum in duplicate.

Hartford Life and Annuity Insurance Company

By

Title:

Attest	/s/ [ILLEGIBLE]	Date

Munich American Reassurance Company

By

Title:

Attest		Date

2

Schedule E
Treaty 2000-05
Effective May 1, 2000

Investment Funds As of September 29, 2008

Opportunity Plus - Masters Plus - EmPower

Fund Name
A. Variable Accounts
Hartford Advisers HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Equity Income HLS Fund
Hartford Fundamental Growth Fund
Hartford Global Advisors HLS Fund
Hartford Global Growth HLS Fund
Hartford Growth HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford High Yield HLS Fund
Hartford Index HLS Fund
Hartford International Growth HLS Fund
Hartford International Opportunities HLS Fund
Hartford International Small Company HLS Fund
Hartford Large Cap Growth HLS Fund
Hartford Mid Cap Growth HLS Fund

Hartford Money Market HLS Fund
Hartford Mortgage Securities HLS Fund (eff. 9/29/2008, merged into the Hartford U.S. Government Securities HLS Fund)
Hartford Small Cap Growth HLS Fund
Hartford Small Cap Value HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford U.S. Government Securities HLS Fund
Hartford Value HLS Fund
Hartford Value Opportunities HLS Fund
B. Fixed Accounts
General Fixed Account

Wells Fargo Passage

Fund Name
AIM VI Core Equity Fund
AIM VI International Growth Fund
Hartford Global Leaders HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford Money Market HLS Fund
MFS Growth Series
MFS High Income Series
DWS International VIP Portfolio
Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT International Core Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Total Return Bond Fund

Amendment #2
Effective March 31, 2010

to the

Guaranteed Minimum Death Benefit Reinsurance Agreement
(the “Agreement”)

Between

Hartford Life & Annuity Insurance Company
Simsbury, Connecticut
formerly
Fortis Benefits Insurance Company
(the “Ceding Company”)

and

Munich American Reassurance Company
Atlanta, Georgia
(“MARC”)

Agreement Effective Date May 1, 2000

Treaty ID: 2697

This Agreement shall be amended as follows:

Schedule E is hereby replaced in its entirety with the attached Schedule E to reflect the fund changes as of March 31, 2010.

All other provisions of the Agreement not in conflict with the terms and conditions of this amendment shall continue to apply.

This amendment will be attached to and form a part of the Agreement.

Treaty No. 2697	Munich American Reassurance Company
Amendment No. 2

1

In witness whereof, Hartford Life and Annuity, Simsbury, Connecticut and the Munich American Reassurance Company, Atlanta, Georgia, have by their respective officers executed and delivered this amendment in duplicate.

Hartford Life & Annuity Insurance Company

By

Title:

Attest	Date

Munich American Reassurance Company

By

Title:

Attest	Date

2

Schedule E
GMDB Reinsurance Agreement
Treaty Effective May 1, 2000
Munich Re TID: 2697

Investment Funds Changes of March 31,2010

Opportunity Plus - Masters Plus - EmPower

Fund Name
A. Variable Accounts
Hartford Advisers HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Equity Income HLS Fund (Eff 3-18-10, this fund is closed to new money).
(Eff 3-19-10, fund will merge into Hartford Value HLS Fund).
Hartford Fundamental Growth Fund
Hartford Global Advisors HLS Fund (Eff 3-18-10, this fund is closed to new money).

(Eff 3-19-10, fund will merge into Hartford Advisers HLS Fund).
Hartford Global Growth HLS Fund
Hartford Growth HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford High Yield HLS Fund
Hartford Index HLS Fund
Hartford International Growth HLS Fund
Hartford International Opportunities HLS Fund
Hartford International Small Company HLS Fund
Hartford LargeCap Growth HLS Fund (eff 10-1-09, closed to new money). (eff 10-2-09, all assets HLS Fund).
Hartford MidCap Growth HLS Fund (Eff 3-1-2010, this fund will be renamed Hartford
Small/Mid Cap Equity HLS Fund).
Hartford Money Market HLS Fund
Hartford Mortgage Securities HLS Fund (eff. 9/29/2008, merged into the Hartford U.S. Government Securities HLS Fund)
Hartford Small Cap Growth HLS Fund
Hartford Small Cap Value HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford U.S. Government Securities HLS Fund
Hartford Value HLS Fund
Hartford Value Opportunities HLS Fund (Eff 3-18-10, this fund will be closed to new money). (Eff 3-19-10, this fund will be merged into the Hartford Value HLS Fund).

B. Fixed Accounts
General Fixed Account

Wells Fargo Passage

Fund Name
AIM VI Core Equity Fund
AIM VI International Growth Fund
Hartford Global Leaders HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford Money Market HLS Fund
MFS Growth Series
MFS High Income Series
DWS International VIP Portfolio
Wells Fargo Advantage VT Asset Allocation Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells Fargo Advantage VT Equity Income Fund
Welts Fargo Advantage VT International Core Fund
Welts Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Total Return Bond Fund

Amendment 3
Effective May 1, 2010

to the

Guaranteed Death Benefit Reinsurance Agreement
Effective May 1, 2000

between

Hartford Life & Annuity Insurance Company
(the “Ceding Company”)

and

Munich American Reassurance Company

(the “Reinsurer”)

WHEREAS the above referenced agreement (“Agreement”) was originally entered into between Fortis Benefits Insurance Company (“Fortis”) as ceding company and Continental Assurance Company (“CNA”) as reinsurer; and

WHEREAS the Reinsurer replaced CNA as a party to the Agreement in accordance with the novation agreement between the Reinsurer, CNA and Fortis effective January 1, 2002; and

WHEREAS the Ceding Company replaced Fortis as a party to the Agreement in accordance with the novation agreement between the Ceding Company, the Reinsurer and Fortis effective January 1, 2003; and

WHEREAS the Agreement provided the Reinsurer with the right to increase premium rates on inforce business reinsured under the Agreement to a maximum of 1.5 times the initial rates; and

WHEREAS the Reinsurer has elected to fully exercise this right effective May 1, 2010; and

WHEREAS, the Ceding Company and the Reinsurer now wish to amend the Agreement to reflect the revised premium rates and the removal of the referenced right to increase premium rates as that right has been fully exercised and is no longer available.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

Guaranteed Death Benefit Reinsurance Agreement
Between HLAIC and Munich
Effective 5/1/2000
Amendment #3 - Effective 5/1/2010

1

1.               The above recitals are true and accurate and are incorporated herein.

2.               Schedule C is deleted in its entirety and replaced with the attached revised Schedule C.

3.               Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ [ILLEGIBLE]	Attest:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]	Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]	Title:	[ILLEGIBLE]

Date:	[ILLEGIBLE]	Date:	[ILLEGIBLE]

MUNICH AMERICAN REASSURANCE COMPANY

By:	Attest:

Name:	Name:

Title:	Title:

Date:	Date:

2

SCHEDULE C

PREMIUM RATE SCHEDULE

Effective May 1, 2010

The Adjusted Aggregate Contract Value is the sum of the Contract Values in all of the Ceding Company’s variable annuities contracts subject to this Agreement minus Contract Values attributable to amounts in excess of the maximum purchase amounts as described in Article II-1.

The premium is a flat basis point charge applied to Account Value.

Issue Ages	Cost of Reinsurance

EmPower Variable Annuity:

[redacted]

Opportunity Plus Variable Annuity:

0 – 90 (Inclusive)	[redacted]

Masters Plus Variable Annuity:

0 – 90 (Inclusive)	[redacted]

3

The premium is a flat basis point charge applied to Account Value.

Issue Ages	Cost of Reinsurance

Wells Fargo Variable Annuity:

0 - 90 (Inclusive)

The Average Monthly Aggregate Contract Value is defined as the beginning of month Adjusted Aggregate Contract Value plus the end of month Adjusted Aggregate Contract Value, divided by two.

The premium rate is guaranteed with the following caveat. If the benefits or charges to the policyholder are changed (including contract changes, M&E charges, and administrative fees), MARC reserves the right to adjust the premium rates in the same proportional amount as any such increase. Fund management fees are allowed to fluctuate.

4

Amendment #4
Effective June 30, 2010

to the

Guaranteed Minimum Death Benefit Reinsurance Agreement
(the “Agreement”)

Between

Hartford Life & Annuity Insurance Company
Simsbury, Connecticut
formerly
Fortis Benefits Insurance Company
(the “Ceding Company”)

and

Munich American Reassurance Company
Atlanta, Georgia
(“MARC”)

Agreement Effective Date May 1, 2000

Treaty ID: 2697

The Agreement shall be amended as follows:

Schedule E is hereby replaced in its entirety with the attached Schedule E to reflect the fund offerings as of June 30, 2010.

All other provisions of the Agreement not in conflict with the terms and conditions of this amendment shall continue to apply.

This amendment will be attached to and form a part of the Agreement.

Treaty No. 2697
Amendment No. 4

1

In witness whereof, Hartford Life and Annuity Insurance Company and Munich American Reassurance Company have, by their respective officers executed and delivered this amendment in duplicate.

Hartford Life & Annuity Insurance Company

By

Title:

Attest		Date

Munich American Reassurance Company

By

Title

Attest	[ILLEGIBLE]	Date

2

Schedule E
Treaty 2000-05
Effective May 1, 2000
Munich Re TID: 2697

Investment Funds As of June 30, 2010

Opportunity Plus - Masters Plus - EmPower

Fund Name
A.  Variable Accounts
Hartford Advisers HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Equity Income HLS Fund (Eff 3-18-10, this fund is closed to new money)
(Eff 3-19-10, fund will merge into Hartford Value HLS Fund).
Hartford Fundamental Growth HLS Fund (Eff 4-15-10, will be closed to new money.
Eff 4-16-10, this fund will be merged in the Hartford Growth HLS Fund).
Hartford Global Advisors HLS Fund (Eff 3-18-10, this fund is closed to new money).
(Eff 3-19-10, fund will merge into Hartford Advisers HLS Fund).
Hartford Global Growth HLS Fund
Hartford Growth HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford High Yield HLS Fund
Hartford Index HLS Fund
Hartford International Growth HLS Fund (Eff 4-15-10, will be closed to new money.
(Eff 4-16-10, this fund will be merged in the Hartford International Opportunities HLS Fund).
Hartford International Opportunities HLS Fund
Hartford International Small Company HLS Fund (Eff 4-15-10, will be closed to new money.
Eff 4-18-10, this fund will merge in the Hartford International Opportunities HLS Fund).
Hartford LargeCap Growth HLS Fund (eff 10-1-09, closed to new money). (eff 10-2-09, all assets in this fund will be merged into the Hartford Growth Opportunities HLS Fund)
Hartford MidCap Growth HLS Fund (Eff 3-1-2010, this fund will be renamed Haftford
Small/Mid Cap Equity HLS Fund).
Hartford Money Market HLS Fund
Hartford Mortgage Securities HLS Fund (eff. 9/29/2008, merged into the Hartford U.S. Government Securities HLS Fund)
Hartford Small Cap Growth HLS Fund

Hartford Small Cap Value HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford U.S. Government Securities HLS Fund
Hartford Value HLS Fund
Hartford Value Opportunities HLS Fund (EH 3-18-10, this fund will be closed to new money). (Eff 3-19-10, this fund will be merged into the Hartford Value HLS Fund).

B.  Fixed Accounts
General Fixed Account

Wells Fargo Passage

Fund Name
AIM V.I. Core Equity Fund (Eff 5-1-2010, the AIM Funds will replace the AIM name with invesco. The new name will be invesco V.I. Core Equity Fund - Series I,II)
AIM V.I. International Growth Fund (Eff 5-1-2010, the AIM Funds will replace the AIM name with lnvesco. The new name will be invesco V.I. International Growth Fund - Series I,II)
Hartford Global Leaders HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford Money Market HLS Fund
MFS Growth Series
MFS High Income Series
DWS International VIP Portfolio
Wells Fargo Advantage VT Asset Allocation Fund (Eff 5-1-10, Wells Fargo Advantage VT Asset Allocation
Fund will be renamed Wells Fargo Advantage VT Index Asset Allocation Fund).
Wells Fargo Advantage VT C&B Large Cap Value Fund
Wells Fargo Advantage VT Equity Income Fund
Wells Fargo Advantage VT International Core Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Small Cap Growth Fund
Wells Fargo Advantage VT Total Return Bond Fund

Amendment #5
Effective June 1, 2010

to the

Guaranteed Minimum Death Benefit Reinsurance Agreement
Effective May 1, 2000
(the “Agreement”)

between

Hartford Life and Annuity Insurance Company
(the “Ceding Company”)

and

Munich American Reassurance Company
(“MARC”)

WHEREAS MARC reinsures certain Guaranteed Minimum Death Benefits on policies written by the Ceding Company; and

WHEREAS the Agreement requires that any changes or modifications to the Agreement be made by amendment; and

WHEREAS eligible investment funds are listed in Schedule E of the Agreement; and

WHEREAS eligible investment funds change regularly throughout the year; and

WHEREAS the Ceding Company and MARC (collectively, the “Parties”) agree that it is administratively impracticable to revise the Agreement to reflect changes to Schedule E for all fund changes as they occur; and

WHEREAS the Parties wish to amend Article XVIII of the Agreement to provide for quarterly amendments to revise Schedule E to reflect the current eligible funds as of the last day of each quarter.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.               The above recitals are true and accurate and are incorporated herein.

2.               Article XVIII is deleted in its entirety and replaced with the attached Article XVIII.

Guaranteed Minimum Death Benefit Reinsurance Agreement – Effective 5/1/2000
Between Hartford Life & Annuity Insurance Company & Munich American Reassurance Company
Amendment #5 – Effective 6/1/2010

3.               Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

In witness of the foregoing, the Parties have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:

Name:

Title:

Date:

MUNICH AMERICAN REASSURANCE COMPANY

By:

Name:

Title:

Date:

ARTICLE XVIII
ENTIRE CONTRACT

1.  This agreement will constitute the entire agreement between the parties with respect to the business being reinsured thereunder and there are no understandings between the parties other than in this agreement.

2.  Any changes or modifications to this agreement will be null and void unless made by amendment and signed by both parties.

3.  Notwithstanding the foregoing, any changes or modifications to Schedule E shall be made as of the last day of each quarter. For the purposes of this provision, the last day of each quarter shall mean March 31, June 30, September 30 and December 31.